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                               [KPMG letterhead]
                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Cablevision Systems Corporation


We consent to the incorporation by reference in the registration statement (No. 333-61942) on Pre-Effective Amendment No. 5 to Form S-3 of Cablevision Systems Corporation of our reports dated March 29, 2001, relating to (i) the consolidated financial statements and related schedule of Cablevision Systems Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, (ii) the consolidated financial statements and related schedule of CSC Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, (iii) the combined financial statements of Cablevision NY Group as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, and (iv) the combined financial statements of Rainbow Media Group as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000. Such financial statements and related schedules and our reports thereon appear in the December 31, 2000 combined annual report on Form 10-K/A of Cablevision Systems Corporation and CSC Holdings, Inc. filed on August 29, 2001. Our reports on the combined financial statements of Cablevision NY Group and Rainbow Media Group described in (iii) and (iv) above contain an explanatory paragraph related to the basis of presentation of these combined financial statements. We also consent to the references to our firm under the headings "Selected Financial Data" and "Experts" in the registration statement.




/s/ KPMG LLP


Melville, New York
October 16, 2001